UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2016

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 2, 2016, DS Healthcare Group, Inc. (the “Company”) terminated its independent registered public accounting firm, Marcum LLP (“Marcum”), and appointed MaloneBailey, LLP (“MaloneBailey”) as the Company’s new independent registered public accounting firm.

The audit report of Marcum on the Company’s financial statements for the years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report stated that there was substantial doubt about the Company’s ability to continue as a going concern.

During the two years ended December 31, 2014 and through the subsequent period preceding Marcum’s termination, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedures, which disagreements if not resolved to the satisfaction of Marcum, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years. During the two years ended December 31, 2014 and through the subsequent period preceding Marcum’s termination, there were the following reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K:

1.

Marcum advised the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist, as reported in the Company’s Form 10-K for its fiscal year ended December 31, 2013 and Form 10-K for its fiscal year ended December 31, 2014.

2.

Marcum advised the Company that it needed to expand significantly the scope of its audit to address the concerns related to revenue recognition and stock issuances as disclosed in the Company’s 8-K filing dated March 23, 2016, as well as management integrity. Marcum discussed the proposed expansion in audit scope with Daniel Khesin, the Company’s President but did not discuss the proposed expansion in audit scope with any audit or similar committee of the board of directors, or the board of directors. The Company has authorized Marcum to respond fully to the inquiries of the successor accountant concerning the foregoing. Marcum’s concerns regarding revenue recognition, stock issuances and management integrity, if further investigated, could (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent Marcum from rendering an unqualified audit report on those financial statements), or (ii) cause Marcum to be unwilling to rely on management's representations or be associated with the registrant's financial statements. Due to Marcum’s dismissal, it did not so expand the scope of its audit or conduct such further investigation.

During the two most recent fiscal years ended December 31, 2015 and through the subsequent interim period prior to the Company’s appointment of MaloneBailey, the Company did not consult with MaloneBailey on either (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that may be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in item 304(a)(1)(v) of Regulation S-K.  In addition, MaloneBailey did not provide any written or oral advice to the Company that MaloneBailey concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

The Company has provided Marcum with a copy of the disclosures in this Form 8-K and has requested that Marcum furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein.  A copy of the letter dated May 6, 2016 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Marcum to the Securities and Exchange Commission dated May 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: May 6, 2016	By:	/s/ Daniel Khesin
Daniel Khesin
President